UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On July 22, 2015, Ignyta, Inc. (the “Company”) announced that it has appointed Bernard Parker as the Company’s Chief Commercial Officer, effective immediately. Prior to joining the Company, Mr. Parker, 42, was Head of the EMEA Pharmaceuticals Franchise for the Alcon division of Novartis, a position he held since 2013. Prior to that, Mr. Parker was Global Brand Director, Biopharmaceuticals Portfolio for the Sandoz division of Novartis, from 2009 to 2013. From 2008 to 2009, Mr. Parker was a management consultant at Bain & Company. Prior to Bain, Mr. Parker held various marketing and sales roles at Amgen, Pfizer and Parke-Davis. Mr. Parker holds an M.B.A. from Harvard Business School and a B.A. in Biology from Hampton University.

Mr. Parker’s annual base salary will be $340,000. Mr. Parker will also be eligible to participate in cash or other bonus plans at the discretion and upon the approval of the Company’s Board of Directors (the “Board”). Further, Mr. Parker will be eligible to receive grants of equity awards under the Company’s 2014 Incentive Award Plan or the Company’s 2015 Employment Inducement Incentive Award Plan (the “2015 Inducement Plan”) or any other equity compensation plan the Board may approve and adopt in the future, at the discretion of the Board. As with the Company’s other employees, Mr. Parker does not have a formal employment agreement with the Company, and will not have such an agreement unless and until the Board, or a committee thereof, and Mr. Parker approve the terms of any such agreement. As a result, the amount of Mr. Parker’s annual base salary, cash or other bonus compensation, equity compensation or any other form of compensation he may receive may be modified at any time at the discretion of the Board.

In connection with his appointment, on July 22, 2015, the Company will grant to Mr. Parker a stock option award to purchase 200,000 shares of the Company’s common stock under the 2015 Inducement Plan as an “employment inducement” award granted as a material inducement to his entering into employment with the Company, pursuant to Nasdaq rules. The stock option will have an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant. The stock option is being granted to Mr. Parker as a material inducement to his entering into employment with the Company, pursuant to Nasdaq rules. The option award agreement will be consistent with the standard option award agreement under the 2015 Inducement Plan, and the options will vest on the Company’s standard four-year vesting schedule, with 25% of the shares subject to the award vesting on the first anniversary of his commencement of employment and 1/36th of the remaining shares subject to the award vesting on each monthly anniversary thereafter, subject to Mr. Parker’s continued employment by the Company on each vesting date.

The Company will reimburse Mr. Parker for up to $70,000 in expenses incurred in relocating to San Diego, California (“Relocation Reimbursement”). The Relocation Reimbursement will be grossed up for applicable taxes and other withholdings. Should Mr. Parker voluntarily leave the Company within two years of his employment start date, Mr. Parker will be responsible for reimbursing the Company a prorated portion of such amounts.

In addition, Mr. Parker will be eligible to participate in the Company’s 2013 Severance and Change in Control Severance Plan (the “Severance Plan”) as a “Tier 2 Covered Employee.” A description of the terms and provisions of the Severance Plan as applied to a Tier 2 Covered Employee are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2013, which description is incorporated herein by reference.

There are no family relationships between Mr. Parker and any of the Company’s current or former directors or executive officers. Mr. Parker is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The press release dated July 22, 2015 announcing the appointment of Mr. Parker is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

(e) On July 17, 2015, the Board adopted the 2015 Inducement Plan. The 2015 Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock awards, restricted stock unit awards, dividend equivalent awards, stock payment awards and stock appreciation rights. The 2015 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has reserved 2,000,000 shares of the Company’s common stock for issuance pursuant to awards granted under the 2015 Inducement Plan, and the 2015 Inducement Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2015 Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the 2015 Inducement Plan and the form of stock option agreement to be used thereunder is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the 2015 Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Ignyta, Inc. 2015 Employment Inducement Incentive Award Plan and form of stock option agreement thereunder

99.1	Press Release, dated July 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2015	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Ignyta, Inc. 2015 Employment Inducement Incentive Award Plan and form of stock option agreement thereunder

99.1	Press Release, dated July 22, 2015